PAGE 1 OF 5               SOFTWARE LOAN AGREEMENT
                             SOFTWARE LOAN AGREEMENT

THIS AGREEMENT, made the 1st day of June, 2004, by and between CHARLIE YIASEMIS, hereafter called "CY", and INTERNET TELECOMMUNICATIONS PLC, hereafter called "ITPLC". CY and ITPLC, for the consideration hereafter named, agree as follows:
Under the General Conditions of Loan attached to this sheet, CY hereby Loans to ITPLC all Software named and identified in the following "List of Software," for use at such location and at such Loan rate for approximately such time as is therein stated. CY shall furnish such Software, F.O.B., in operative condition.

LIST OF SOFTWARE
------------------- ----------------- ----------------- ------------------- ---------------- ----------------
  DESCRIPTION OF      LOCATION OF       DURATION OF           ITPLC          LOAN RATE PER   LOAN RATE UNIT
     SOFTWARE         SOFTWARE USE      SOFTWARE USE      IDENTIFICATION      ARTICLE ((POUND))        (DAILY,
                                                              NUMBER                            MONTHLY)
------------------- ----------------- ----------------- ------------------- ---------------- ----------------
    Navigator            London          24 months           ITPLC001             Nil              Nil
------------------- ----------------- ----------------- ------------------- ---------------- ----------------
    IT Billing           London          24 months           ITPLC002             Nil              Nil
------------------- ----------------- ----------------- ------------------- ---------------- ----------------
     Website             London          24 months           ITPLC003             Nil              Nil
------------------- ----------------- ----------------- ------------------- ---------------- ----------------

ITPLC and CY, for themselves, their successors, executors, administrators and assigns, agree to the full performance of the covenants herein contained.

IN WITNESS WHEREOF, they have executed this Agreement the day and year first above written:

ITPLC
By: Petrula Demetriou



CY

By: Charlie Yiasemis

                      GENERAL CONDITIONS OF SOFTWARE (LOAN)

The conditions of lease here below stated, together with the Agreement set forth on the reverse side of this sheet, constitute a contract between the parties therein named which contract is hereafter referred to as "this Agreement".

1) LOAN PERIOD. The Loan period shall cover all time consumed in transporting the Software, including the date of legal delivery to a public carrier for transit to ITPLC and upon return of the Software, the date of legal delivery by such carrier to CY, or if no public carrier is used, shall include the date upon which transit to ITPLC begins and the date upon which transit from ITPLC ends at CY's unloading point.

2) LOAN CHARGES. ITPLC shall pay Loan for the entire Loan Period on each article of Software named in the List of Software, at the rate therein stipulated and in accordance with the following: a) Monthly Loan Rates shall not be subject to any deductions on account of any non-working time in the month. The amount of Loan payable for any fraction of a month at the beginning or end of the Loan Period shall be the monthly Loan rate, prorated according to the number of calendar days in such fraction.
b) Daily Loan Rates shall not be subject to deductions for any non-working time in the day and shall be paid for each calendar day in the month except Sundays and legal holidays upon which the Software is not operated. Daily and monthly Loan rates stipulated in the List of Software contemplate an operating day of a regular single shift of eight (8) hours, and for each hour over such eight (8) hours that the Software is operated these rates shall be increased six (6) percent of the daily rate throughout such period as the Software is so operated.
c) Unit of Work Rates shall be paid for each unit of work in which the Software participates, and the amount of Loan shall, unless otherwise agreed in writing be determined by the number of units shown in the supervising engineer's or architect's estimates.
3) PAYMENT. The Loan for any and every item of Software described in the List of Software shall be the amount therein designated and is payable in advance on the first day of each month. ITPLC shall pay CY interest at nil percent (0%) or the highest lawful rate, whichever is greater, on any delinquent payment from the date when such payment was due until paid and on any other sum for breach of this Agreement, from the date of the breach, and expenses of collection or suit, including actual attorneys' fees.

4) SECURITY DEPOSIT. Any security deposit paid by ITPLC to CY is paid to guarantee ITPLC's full and faithful performance of all terms, conditions and provisions of this Agreement. If ITPLC shall so perform, an equal sum shall be repaid without interest to ITPLC at the termination of this Agreement.

5) FEES, ASSESSMENTS, AND TAXES PAID BY ITPLC. ITPLC shall pay all license fees, assessments, and sales, use, property and excise, and other taxes or hereafter imposed, and relating to ITPLC's use or possession of the Software (if applicable).

6)                RECALL  NOTICE.  CY may recall any or all Software  upon three
                  (3) months written notice to ITPLC and the ITPLC may return any or all Software upon a like notice to the CY.

7) MAINTENANCE AND OPERATION. ITPLC shall not remove, alter, disfigure or cover up any numbering, lettering, or insignia displayed upon the Software, and shall see that the Software is not subjected to careless, unusually or needlessly rough usage; and ITPLC shall at his own expense maintain the Software and its appurtenances in good repair and operative condition, and return it in such condition to CY, ordinary wear and tear resulting from proper use thereof alone expected.

8) REPAIRS. The expense of all repairs made during the Loan Period, including labor, material, parts and other items shall be paid by ITPLC.

9) OPERATORS. Unless otherwise mutually agreed in writing, ITPLC shall supply and pay all operators on the Software during the Loan Period. All operators shall be competent. Should CY furnish any operators or other workmen for the Software, they shall be employees of ITPLC during the Loan Period, and ITPLC shall pay them salary or wages and all other cost if agreed from time to time. ITPLC shall provide and pay for all workmen's compensation insurance and pay all payroll taxes required by law and applying to such operators and workman.

10) DISCLAIMER OF WARLOANIES. CY, BEING NEITHER THE MANUFACTURER, NOR A SUPPLIER, NOR A DEALER IN THE SOFTWARE, MAKES NO WARLOANIES, EXPRESS OR IMPLIED, AS TO ANY MATTER WHATSOEVER, INCLUDING, WITHOUT LIMITATION, THE CONDITION OF THE SOFTWARE, ITS MERCHANTABILITY, ITS DESIGN, ITS CAPACITY, ITS PERFORMANCE, ITS MATERIAL, ITS WORKMANSHIP, ITS FITNESS FOR ANY PARTICULAR PURPOSE, OR THAT IT WILL MEET THE REQUIREMENTS OF ANY LAWS, RULES, SPECIFICATIONS, OR CONTRACTS WHICH PROVIDE FOR SPECIFIC APPARATUS OR SPECIAL METHODS. CY FURTHER DISCLAIMS ANY LIABILITY WHATSOEVER FOR LOSS, DAMAGE, OR INJURY TO ITPLC OR THIRD PARTIES AS A RESULT OF ANY DEFECTS, LATENT OR OTHERWISE, IN THE SOFTWARE. AS TO CY, ITPLC LEASES THE SOFTWARE "AS IS". CY SHALL NOT BE LIABLE IN ANY EVENT TO ITPLC FOR ANY LOSS, DELAY, OR DAMAGE OF ANY KIND OR CHARACTER RESULTING FROM DEFECTS IN, OR INEFFICIENCY OF, SOFTWARE HEREBY LEASED OR ACCIDENTAL BREAKAGE THEREOF.

11) INDEMNITY. ITPLC shall indemnify CY against, and hold CY harmless from, any and all claims, actions, suits, proceedings, costs, expenses, damages, and liabilities, including attorneys fees, arising out of, connected with, or resulting from the Software or the Loan, including without limitation, the manufacture, selection, delivery, leasing, Loaning, control, possession, use, operation, maintenance or return of the Software. ITPLC shall further indemnify CY, and hold CY harmless from all loss and damage to the Software during the Loan period. ITPLC recognizes and agrees that included in this indemnity clause, but not by way of limitation, is ITPLC's assumption of any and all liability for injury: disability and death of workmen and other persons caused by the operation, use, control, handling, or transportation of the Software during the Loan Period.

12) RISK OF LOSS. CY shall not be responsible for loss or damage to property, material, or Software belonging to ITPLC, its agents, employees, suppliers, or anyone directly or indirectly employed by ITPLC while said material property, or Software is in CY's care, custody, control or under CY's physical control. ITPLC is encouraged to obtain appropriate Software, material, or installation floater insurance against such risk of loss. ITPLC and its insurers waive all rights of subrogation against CY for such losses.

13) INSPECTION: CONCLUSIVE PRESUMPTIONS. ITPLC shall inspect the Software within three (3) business days after receipt thereof. Unless ITPLC within said period of time gives written notice to CY, specifying any defect in or other proper objection to the Software. ITPLC agrees that it shall be conclusively presumed, as between CY and ITPLC, that ITPLC has fully inspected and acknowledged that the Software is in full compliance with the terms of this agreement, in good condition and repair, and that ITPLC is satisfied with and has accepted the Software in such good condition and repair. CY shall have the right at any time to enter the premises occupied by the Software and shall be given free access thereto and afforded necessary facilities for the purpose of inspection.

14) OWNERSHIP. CY shall at all times retain ownership and title of the Software. ITPLC shall give CY immediate notice in the event that any of said Software is levied upon or is about to become liable or is threatened with seizure, and ITPLC shall indemnify CY against all loss and damages caused by such action.

15) DEFAULT; REMEDIES. If (a) ITPLC shall default in the payment of any Loan or in making any other payment hereunder when due, or (b) ITPLC shall default in the payment when due of any indebtedness of ITPLC to CY arising independently of this lease, or (c) ITPLC shall default in the performance of any other covenant herein and such default shall continue for five days after written notice hereof to ITPLC by CY, or (d) ITPLC becomes insolvent or makes an assignment for the benefit of creditors, or (e) ITPLC applies for or consents to the appointment of a receiver, trustee, or liquidator of ITPLC or of all or a substantial part of the assets of ITPLC under the Bankruptcy Act, or any amendment thereto (including, without limitation, a petition for reorganization, arrangement, or extension) or under any other insolvency law or law providing for the relief of debtors, then, if and to the extent permitted by applicable law. CY shall have the right to under any other insolvency law or law providing for the relief of debtors, then, if and to the extent permitted by applicable law. CY shall have the right to exercise any one or more of the following remedies.
         (a) To declare the entire amount of Loan hereunder immediately due and payable as to any or all items of the Software, without notice or demand to ITPLC. (b) To sue for and recover all Loans, and other payments, then accrued or thereafter accruing, with respect to any or all items of he Software.
         (c) To take possession of any or all items of the Software without demand, notice, or legal process, wherever they may be located. ITPLC hereby waives any and all damages occasioned by such taking of possession. Any said taking of possession shall not constitute a termination of this lease as to any or all items of Software unless CY expressly so notifies ITPLC in writing. (d) To terminate this lease as to any or all items of Software.
         (e) To pursue any other remedy at law or in equality.

Notwithstanding any said repossession, or any other action which CY may take, ITPLC shall be and remain liable for the full performance of all obligations on the part of ITPLC to be performed under this Lease. All such remedies are cumulative, and may be exercised concurrently or separately.

16) NO SUBLETTING ASSIGNMENT. No Software shall be sublet by ITPLC, nor shall he assign or transfer any interest in this Agreement without written consent of CY. CY may assign this Agreement without notice. Subject to the foregoing, this Agreement inures to the benefit of, and is binding upon, the heirs, successors, and assigns of the parties hereto.

17) RIGHT OF PURCHASE. ITPLC shall within the period of the loan have a right of purchase of the Software and all its intellectual property and rights thereto at a value to be confirmed by third party valuation, but in any event such value shall not be less than one million five hundred thousand pounds ((pound)1,500,000) unless otherwise agreed by CY.

18) REMEDIES CUMULATIVE: NO WAIVER; SEVERABILITY. All remedies of CY hereunder are cumulative and may, to the extent permitted by law, be exercised concurrently or separately, and the exercise of any one remedy shall not be deemed to be an election of such remedy or to preclude the exercise of any other remedy. No failure on the part of the CY to exercise and no delay in exercising, any right or remedy, hereby shall operate as a waiver thereof; nor shall any single or partial exercise by CY of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy. If any term or provision of this lease is found invalid, it shall not affect the validity and enforcement of all remaining terms and provisions of this lease.

19) EXPENSES. ITPLC shall pay CY all costs and expenses, including attorneys' fees, incurred by CY in exercising any of its rights or remedies hereunder or enforcing any of the terms, conditions, or provisions hereof.

20) ENTIRE AGREEMENT. This instrument constitutes the entire agreement between CY and ITPLC; and it shall not be amended, altered or changed except by a written agreement signed by the parties hereto.